UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2014

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33818	48-1293684
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 7, 2014, EnteroMedics Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) at the offices of Dorsey & Whitney LLP in Minneapolis, Minnesota. Mark B. Knudson, Ph.D., President, Chief Executive Officer and Chairman of the Board of Directors of the Company, presided. At the Annual Meeting, the Company’s stockholders approved each of the following proposals set forth in the Company’s Definitive Proxy Statement on Schedule 14A, as amended, which was filed with the Securities and Exchange Commission and mailed to stockholders on April 2, 2014:

Proposal 1:

The Company’s stockholders elected three Class I directors to hold office until the 2017 Annual Meeting and until the director’s successor is elected and qualified, or, if sooner, until the director’s death, resignation or removal.

Based on the following results of voting, each of the Class I directors was re-elected:

Name	Votes For	Votes Withheld	Broker Non-Votes
Carl Goldfischer, M.D.	30,063,570	2,539,382	20,763,580
Anthony P. Jansz	30,005,142	2,597,810	20,763,580
Jon T. Tremmel	31,577,970	1,024,982	20,763,580

Proposal 2:

The Company’s Stockholders voted on a non-binding advisory resolution approving the compensation of the Company’s Named Executive Officers, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,393,984	807,577	401,391	20,763,580

Proposal 3:

The Company’s Stockholders authorized an amendment to the Company’s Fifth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.01 per share, by 75 million shares from 125 million to 200 million, as set forth below:

Votes For	Votes Against	Abstentions
46,021,889	6,297,471	1,047,172

Proposal 4:

The Company’s Stockholders authorized an amendment to the Company’s Amended and Restated 2003 Stock Incentive Plan (the “Plan”) to increase the number of shares authorized for issuance under the Plan by 7.5 million shares, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,532,480	10,938,874	131,598	20,763,580

Proposal 5:

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the year ending December 31, 2014, as set forth below:

Votes For	Votes Against	Abstentions
50,837,641	665,969	1,862,922

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/s/ Greg S. Lea
Greg S. Lea
Senior Vice President, Chief Financial Officer and Chief Operating Officer

Date: May 8, 2014